BlackRock AMT-Free Municipal Bond Portfolio, Ohio Municipal Bond
Portfolio, Delaware Municipal Bond Portfolio, Kentucky Municipal
Bond Portfolio ("Registrant")

SUB-ITEM 77B:   Accountant's report on internal control

January 26, 2007

To the Securities and Exchange Commission:

The report on internal control of the Registrant's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"), is filed with this Form N-SAR-B. Deloitte's report describes a control deficiency in the operation of the Registrant's internal control over financial reporting that Deloitte considers to be a material weakness as of September 30, 2006, as described in their report.

Subsequent to the initial filing of the Registrant's Form N-SAR, the Registrant identified the following control deficiency that was determined to be a material weakness in the Registrant's internal control over financial reporting at September 30, 2006. The Registrant's controls related to the review and analysis of relevant terms and conditions of transfers of certain assets pertaining to inverse floater structures were not operating effectively to appropriately determine whether the transfers of assets qualified for sale accounting under the provisions of Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 140"). As a result these controls did not detect that certain transfers were not appropriately recorded as borrowings. Accordingly, the Registrant's financial statements as of and for the period ended September 30, 2006, including prior periods where applicable, were restated to appropriately reflect transfers of such securities as secured borrowings and report the related income and expense. These adjustments had no impact on net assets, net asset value per share or total return.

Subsequent to September 30, 2006, but prior to the evaluation of the design and operation of the Registrant's disclosure controls and procedures at January 26, 2007, the Registrant's disclosure controls and procedures were modified to enhance the review and analysis of the relevant terms and conditions of transfers of securities in connection with inverse floater structures in light of SFAS 140.

(b) There have been no changes in the Registrant's internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940, as amended) that occurred during the second half of the Registrant's fiscal year that have materially affected, or are reasonably likely to materially affect, the Registrant's internal control over financial reporting. However, as discussed above, subsequent to September 30, 2006, the Registrant has enhanced controls related to the application of SFAS 140.







     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees and Shareholders of the BlackRock Funds:


In planning and performing our audits of the financial statements of the BlackRock Funds, consisting of the AMT-
Free Municipal Bond (formerly Tax-Free Income), Ohio
Municipal Bond (formerly Ohio Tax-Free Income), Delaware
Municipal Bond (formerly Delaware Tax-Free Income), and
Kentucky Municipal Bond (formerly Kentucky Tax-Free Income)
Portfolios (the "Portfolios"), as of and for the year ended
September 30, 2006 (on which we have issued our report dated November 22, 2006, January 26, 2007, as to the effects of the restatement described in Note I), in accordance with the Standards of the Public Company
Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Portfolios' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Portfolios' assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Portfolios' ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Portfolios' annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, as discussed below we noted certain deficiencies in the Portfolios' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of September 30, 2006.

The Portfolios' controls related to the review and analysis of the relevant terms and conditions of certain transfers of securities did not operate effectively to appropriately determine whether the transfers qualified for sale accounting under the provisions of Statement of Financial
Accounting Standards No. 140 "Accounting for Transfers and
Servicing of Financial Assets and Extinguishments of
Liabilities." As a result of this material weakness, the statement of assets and liabilities, including the schedule of investments, as of September 30, 2006, the related statement of operations for the year then ended and the financial highlights for each of the five years in the period then ended of each Portfolio were restated in order to appropriately account for such transfers of securities as secured borrowings, rather than sales. The principal effects of the adjustments on the 2006 financial statements were to increase assets and liabilities by corresponding and equal amounts, and to increase interest income and interest expense by corresponding and equal amounts. In addition, adjustments were made to certain ratios reported in the financial highlights for 2006 and certain prior year ratios were restated. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audits of the financial statements as of and for the year ended September 30, 2006, of the Portfolios and this report does not affect our report on such financial statements.

This report is intended solely for the information and use of management and the Board of Trustees of the Portfolios and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
November 22, 2006 (January 26, 2007 as to the material weakness)